                                                      Exhibit 21

                                   REGISTRANT
                                   ECOLAB INC.


                                     STATE OR
                                      OTHER
                                   JURISDICTION   PERCENTAGE
                                        OF            OF
 NAME OF AFFILIATE                INCORPORATION    OWNERSHIP
 -----------------                -------------   ----------
 Ecolab S.A.                        Argentina         100
 Ecolab Pty. Ltd.                   Australia         100
                                     (N.S.W.)

 Ecolab Limited                      Bahamas          100

 Ecolab (Barbados) Limited           Barbados         100
 Kay N.V.                            Belgium          100

 Ecolab Quimica Ltda.                 Brazil          100
 Ecolab Holdings Limited          Canada (Ont.)       100

      Ecolab Ltd.                 Canada (Ont.)       100

 Huntington Laboratories of       Canada (Ont.)       100
 Canada Limited
 Ecolab S.A.                          Chile           100

 Ecolab Sociedad Anonima            Costa Rica        100
 Ecolab S.A.                          France          100

      Societe Francaise de            France          100
      Produits Techniques
      (MAGNUS)

 Ecolab GmbH                         Germany          100
      Ecolab Export GmbH             Germany          100

 Ecolab, Sociedad Anonima           Guatemala         100
 Quimicas Ecolab, S.A.               Honduras         100

 Ecolab Limited                     Hong Kong         100

 PT. Ecolab Indonesia               Indonesia          60
 Ecolab Limited                      Jamaica          100

 Ecolab K.K.                          Japan           100
 Ecolab Korea Ltd.                    Korea           100

 Ecolab Lebanon S.a.r.l.             Lebanon          100

 Ecolab Sdn. Bhd.                    Malaysia         100
 Ecolab S.A. de C.V.                  Mexico          100

 Ecolab Finance N.V.               Netherlands        100
                                     Antilles
                                    (Curacao)



                                     STATE OR
                                      OTHER
                                   JURISDICTION   PERCENTAGE
                                        OF            OF
 NAME OF AFFILIATE                INCORPORATION    OWNERSHIP
 -----------------                -------------   ----------
      Eclab Export Limited           Ireland          100

         Ecolab Co.                  Ireland          100

      Ecolab International B.V.    Netherlands        100
 Ecolab Limited                    New Zealand        100

 Ecolab Chemicals Ltd.               People's          51
                                   Republic of
                                      China
 Ecolab Philippines, Inc.          Philippines        100

 Ecolab Pte. Ltd.                   Singapore         100

 Klenzade South Africa             South Africa       100
 (Proprietary) Limited
 Ecolab Ltd.                          Taiwan          100

 Ecolab Limited                      Thailand         100
 Ecolab Foreign Sales Corp.        U.S. Virgin        100
                                     Islands

 Ecolab S.A.                        Venezuela          51


 UNITED STATES

 Kay Chemical Company                 North           100
                                     Carolina
 Kay Chemical International,          North           100
 Inc.                                Carolina

 Ecolab Manufacturing Inc.           Delaware         100

 Ecolab Holdings Inc.                Delaware         100
 Ecolab Investment Inc.              Delaware         100

 Ecolab Foundation                  Minnesota         100
 Huntington Laboratories, Inc.       Indiana          100

 Huntington Laboratories Gam-Med     Indiana          100
 Division, Inc.

 Industrial Maintenance               North           100
 Corporation                         Carolina
 Western Water Management, Inc.      Missouri         100


Certain additional subsidiaries, which are not significant in the aggregate, are not shown.